Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Quaker Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Quaker Investment Trust for the Semi-Annual period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Quaker Investment Trust for the stated period.

/s/Alyssa Greenspan Alyssa Greenspan Principal Executive Officer/President Quaker Investment Trust	/s/David Downes David Downes Principal Financial Officer/Treasurer Quaker Investment Trust
Dated: February 28, 2020	Dated: February 29, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Quaker Investment Trust for purposes of the Securities Exchange Act of 1934.